Exhibit 99.1

Interlink Electronics Reports Fourth Quarter 2025 Results

FREMONT, Calif., Mar. 26, 2026 (GLOBE NEWSWIRE) – Interlink Electronics, Inc. (Nasdaq: LINK) (“Interlink” or the “Company”), a global leader in sensor technology and printed electronic solutions, today reported results for the fourth quarter ended December 31, 2025.

Q4 2025 and Recent Highlights

•	Recently began volume production of a custom piezoelectric sensor solution now deployed in the rapidly expanding autonomous vehicle market.

•	Now shipping a second-generation custom FSR solution for a leading robotic-assisted surgery platform.

•	Continued expansion of our presence as a trusted provider of printed electrode solutions in the healthcare diagnostics market.

•	Added two Senior Business Development Directors in January 2026 to drive organic growth in North America and Europe.

•	Successful conversion of our preferred stock into common stock in October 2025, eliminating $400,000 of preferred stock dividends annually.

“We are excited about our momentum with both new and existing customers,” said Steven N. Bronson, Chairman, President, and CEO. “We are confident that we are well-positioned for organic growth in 2026 and 2027. In addition, we are actively pursuing acquisitions.”

Consolidated Financial Results

(Amounts in thousands except per share data and percentages)

	Three Months Ended December 31,				Year Ended December 31,
	2025	2024	$ ∆	% ∆	2025	2024	$ ∆	% ∆
Revenue	$2,853	$2,986	$(133)	(4.5)%	$11,890	$11,679	$211	1.8%
Gross profit	$905	$1,183	$(278)	(23.5)%	$4,630	$4,846	$(216)	(4.5)%
Gross margin	31.7%	39.6%			38.9%	41.5%
(Loss) from operations	$(733)	$(510)	$(223)		$(1,829)	$(2,050)	$221
Net (loss)	$(574)	$(413)	$(161)		$(1,615)	$(1,984)	$369
Net (loss) applicable to common stockholders	$(607)	$(513)	$(94)		$(1,948)	$(2,384)	$436
Earnings (loss) per common share – diluted	$(0.04)	$(0.03)	$(0.01)		$(0.13)	$(0.16)	$0.03
Adjusted EBITDA	$(511)	$(233)	$(278)		$(885)	$(1,072)	$187

Revenue for the fourth quarter of 2025 decreased 5% to $2.85 million, compared to $2.99 million in the fourth quarter of 2024. The year-over-year decline was driven by lower shipments of the Company’s force-sensing products, partially offset by higher sales of its gas-sensor products and printed electronics at its Calman Technology subsidiary. Revenue fluctuates periodically in response to changes in customer demand, which can vary with order flow and production cycles, affecting both the timing and volume of shipments.

Gross margin for the fourth quarter of 2025 was 31.7%, versus 39.6% for the fourth quarter of last year. The decline is primarily due to lower revenue and changes in the mix of our products and services, and also in part due to strengthened Chinese yuan relative to the US dollar which increased the cost of our production activities in China.

Net loss for the fourth quarter of 2025 was $574,000, compared to a net loss of $413,000 in the year-ago period. The increase in net loss was driven by lower revenue and gross margin.

Adjusted EBITDA, a non-GAAP financial measure, was $(511,000), versus $(233,000) in the prior-year period.

About Interlink Electronics, Inc.

Interlink Electronics is a leading provider of sensors and printed electronic solutions, boasting 40 years of success in delivering mission-critical technologies across diverse markets. Our customers, including global blue-chip companies, trust our products and solutions, which span various markets, including medical, industrial, automotive, wearables, IoT, and other specialty markets. Our expertise in materials science, manufacturing, embedded electronics, firmware, and software enables us to create custom solutions tailored to our customers’ unique needs.

We serve our international customer base from our corporate headquarters and proprietary gas sensor production and product development facility in Fremont, California (Silicon Valley area); our advanced printed electronics and materials science laboratory in Camarillo, California; and our advanced printed-electronics manufacturing facilities in Shenzhen, China; and Irvine, Scotland.

For more information, please visit www.InterlinkElectronics.com.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements in our press releases include statements about our projected financial and operating performance, our acquisition program, our strategy and prospects, and our opportunities for organic growth and synergies. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. Such statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the company’s industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the company’s forward-looking statements include, among other things, the following: our success in predicting new markets and the acceptance of our new products; efficient management of our infrastructure; the pace of technological developments and industry standards evolution and their effect on our target product and market choices; the effect of outsourcing technology development; changes in the ordering patterns of our customers; a decrease in the quality and/or reliability of our products; protection of our proprietary intellectual property; competition by alternative sophisticated as well as generic products; continued availability of raw materials for our products at competitive prices; disruptions in our manufacturing facilities; risks of international sales and operations including fluctuations in exchange rates and tariffs; compliance with regulatory requirements applicable to our manufacturing operations; and customer concentrations. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of the respective release, and we expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measure

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measure: Adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We define Adjusted EBITDA for a particular period as net income (loss) before interest, taxes, depreciation and amortization, and as further adjusted for stock-based compensation expense.

We use this non-GAAP financial measure for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business operating results, such as amortization expense related to our recent acquisitions. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) it is used by our investors to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

Company Contact:

Interlink Electronics, Inc.

Steven N. Bronson, CEO

LINK@IESensors.com

805-623-4184

INTERLINK ELECTRONICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,	December 31,
	2025	2024
	(in thousands, except par value)
ASSETS
Current assets
Cash and cash equivalents	$2,724	$2,950
Accounts receivable, net	1,542	1,612
Inventories	1,801	2,009
Prepaid expenses and other current assets	236	328
Total current assets	6,303	6,899
Property, plant and equipment, net	474	411
Intangible assets, net	1,333	1,874
Goodwill	2,586	2,658
Right-of-use assets	760	1,064
Deferred tax assets	202	82
Other assets	80	128
Total assets	$11,738	$13,116

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$985	$573
Accrued liabilities	330	377
Lease liabilities, current	324	352
Accrued income taxes	24	88
Total current liabilities	1,663	1,390

Long-term liabilities
Lease liabilities, long term	493	777
Deferred tax liabilities	361	456
Total long-term liabilities	854	1,233
Total liabilities	2,517	2,623

Stockholders’ equity
Preferred stock	—	2
Common stock	16	15
Additional paid-in-capital	62,594	62,308
Accumulated other comprehensive income	406	15
Accumulated deficit	(53,795)	(51,847)
Total stockholders’ equity	9,221	10,493
Total liabilities and stockholders’ equity	$11,738	$13,116

INTERLINK ELECTRONICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands, except per share data)
Revenue	$2,853	$2,986	$11,890	$11,679
Cost of revenue	1,948	1,803	7,260	6,833
Gross profit	905	1,183	4,630	4,846
Operating expenses:
Engineering, research and development	353	480	1,504	2,052
Selling, general and administrative	1,285	1,213	4,955	4,844
Total operating expenses	1,638	1,693	6,459	6,896
(Loss) from operations	(733)	(510)	(1,829)	(2,050)
Other income (expense), net	(10)	64	23	93
(Loss) before income taxes	(743)	(446)	(1,806)	(1,957)
Income tax expense (benefit)	(169)	(33)	(191)	27
Net (loss)	$(574)	$(413)	$(1,615)	$(1,984)

Net (loss) applicable to common stockholders	$(607)	$(513)	$(1,948)	$(2,384)
Earnings (loss) per common share – basic and diluted	$(0.04)	$(0.03)	$(0.13)	$(0.16)
Weighted average common shares outstanding – basic and diluted	15,289	14,796	14,924	14,793

INTERLINK ELECTRONICS, INC.

RECONCILIATION OF CONSOLIDATED NET LOSS TO CONSOLIDATED ADJUSTED EBITDA

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(in thousands)
Net (loss)	$(574)	$(413)	$(1,615)	$(1,984)
Adjustments to arrive at earnings before interest, taxes, depreciation, and amortization (EBITDA):
Interest (income)	(2)	(8)	(20)	(54)
Income tax expense (benefit)	(169)	(33)	(191)	27
Depreciation expense	49	32	190	143
Amortization expense	177	182	717	753
EBITDA	(519)	(240)	(919)	(1,115)
Adjustments to arrive at Adjusted EBITDA:
Stock-based compensation expense	8	7	34	43
Adjusted EBITDA	$(511)	$(233)	$(885)	$(1,072)